UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 23, 2008, the Company entered into a Fifth Amendment to Credit Agreement (the “Amendment”) with the lenders under the Company’s Credit Agreement dated as of June 1, 2005, as amended. The Amendment extended the termination date of the revolving credit facility provided under the Credit Agreement for two years from June 1, 2009 to June 1, 2011. The Amendment also provides a mechanism under which the Company may request an increase in the maximum available borrowings under the agreement by up to $30 million to a maximum of $150 million, and if the existing lenders do not agree to increase their commitments to the amount requested, the Company may amend the agreement to add as lenders other banks willing to make the requested additional commitments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.H	Fourth Amendment to Credit Agreement dated as of June 22, 2007 between the Company, Bank of America, N.A. as agent and the other lenders.

4.I	Fifth Amendment to Credit Agreement dated as of April 23, 2008 between the Company, Bank of America, N.A. as agent and the other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date:	April 25, 2008	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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